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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-79484) of our reports dated August 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of Crown Casino Corporation and subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                                  /s/ Coopers & Lybrand L.L.P.


Dallas, Texas

February 20, 1996



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                       Consent of Independent Accountants


We consent to the inclusion in this registration statement on Form S-1 (File No. 33-79484) of our report, which includes an explanatory paragraph relating to the Company's anticipated violation of certain financial covenants related to its Senior Notes, dated August 7, 1995, except as to the third paragraph of Note D for which the date is September 21, 1995, on our audits of the financial statements of St. Charles Gaming Company. We also consent to the reference to our firm under the caption "Experts."


                                              /s/ Coopers & Lybrand L.L.P.


Dallas, Texas

February 20, 1996